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                                                                EXHIBIT 23.2





                     AUDITORS' CONSENT AND REPORT ON SCHEDULE


The Board of Directors
Willcox & Gibbs, Inc.:

The audits referred to in our report dated February 26, 1997 included the related financial statement schedule as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and for the period from July 13, 1994 (date of formation) to December 31, 1994, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basis consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to reference to our firm under the heading "Experts" in the prospectus.




                                             KPMG Peat Marwick LLP

Atlanta, Georgia
May 29, 1997


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                              AUDITORS' CONSENT


The Board of Directors
Clinton Management Corp. and Clinton Machinery Corp.:


We consent to the use of our reports included herein and to reference to our firm under the heading "Experts" in the prospectus.



                                             KPMG Peat Marwick LLP



Atlanta, Georgia
May 29, 1997